As filed with the Securities and Exchange Commission on August 22, 2005

                                                                                                                    Registration No. 333-______

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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CATHAY GENERAL BANCORP
(Exact Name of Registrant as Specified in its Charter)

                                                        DELAWARE                                        95-427680
                                            (State or Other Jurisdiction of                     (I.R.S. Employer

                                             Incorporation or Organization)                    Identification No.)

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                                                    777 NORTH BROADWAY
                                                LOS ANGELES, CALIFORNIA                        90012
                                                (Address of Principal Executive Offices)              (Zip Code)

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CATHAY GENERAL BANCORP
2005 INCENTIVE PLAN
(Full Title of the Plan)
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DUNSON K. CHENG
CHAIRMAN AND PRESIDENT
CATHAY GENERAL BANCORP
777 NORTH BROADWAY
LOS ANGELES, CALIFORNIA 90012
(Name and Address of Agent for Service)

(213) 625-4700
(Telephone Number, Including Area Code, of Agent for Service)
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with a copy to:

PERRY P. OEI, ESQ.
GENERAL COUNSEL
CATHAY GENERAL BANCORP
777 NORTH BROADWAY
LOS ANGELES, CALIFORNIA 90012
(213) 625-4700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 (3)	6,756,440	(2)	(1)(2)	$26,453.43

(1) Pursuant to the provisions of Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued as a result of a stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The average of the high and low per share sales prices reported for the Cathay General Bancorp common stock on August 18, 2005, as reported on the Nasdaq National Market, was $33.265.

(3) Also includes associated rights to purchase Cathay General Bancorp preferred stock, which rights are not currently separable from the shares of common stock and are not currently exercisable.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The document(s) containing the information specified in Items 1 and 2 will be delivered or otherwise provided to employees as specified in Rule 428(b)(1) under the Securities Act and are not required to be filed as part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    All documents filed by Cathay General Bancorp (the "Bancorp") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

    The following documents filed with the Securities and Exchange Commission are also incorporated herein by reference:

   The Bancorp's Annual Report on Form 10-K, for the fiscal year ended December 31, 2004, as amended by Form 10-K/A, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934;

  The Bancorp 's Quarterly Reports on Form 10-Q, for the quarterly period ended March 31, 2005, and for the quarterly period ended June 30, 2005, filed with the Securities and Exchange Commission under the Securities Exchange Act 1934; and

  The description of the common stock contained in the Bancorp's amendment to Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on September 16, 1999, under the Securities Exchange Act of 1934.

  The description of preferred stock purchase rights contained in the Bancorp's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 20, 2000, under the Securities Exchange Act of 1934.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The Bancorp's General Counsel, Perry P. Oei, has passed upon the validity of the shares of the Bancorp common stock to be issued under the Cathay General Bancorp 2005 Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), registrant's Restated Certificate of Incorporation contains a provision that eliminates the personal liability of its directors to the registrant and its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, other than liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

    Section 145 of the DGCL permits, and under certain circumstances requires, registrant to indemnify its directors, officers, employees, and agents subject to certain conditions and limitations. The registrant's Bylaws also contain provisions to indemnify its agents, including its directors and officers. In addition, the registrant maintains directors' and officers' liability insurance which insures against certain liabilities that its officers and directors may incur in such capacities and has entered into indemnity agreements with such officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

Number	Description
4.1	Restated Certificate of Incorporation of Bancorp that defines the rights of security holders of the Bancorp's stock (filed with the Securities and Exchange Commission on March 15, 2004, as an exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference)
4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (filed with the Securities and Exchange Commission on March 14, 2002, as an exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference)
4.3	Restated Bylaws, as amended, of the Bancorp that define the rights of security holders of the Bancorp (filed with the Securities and Exchange Commission on March 15, 2004, as exhibits to the registrant's Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference)
4.4	Rights Agreement (filed with the Securities and Exchange Commission on December 20, 2000, as an exhibit to the registrant's Registration Statement on Form 8-A and incorporated herein by reference)
5.1	Opinion of Perry P. Oei, General Counsel of the Bancorp, as to the legality of the securities being registered
23.1	Consent of Perry P. Oei (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included in signature page of the Registration Statement)
99.1	Cathay General Bancorp 2005 Incentive Plan (filed with the Securities and Exchange Commission on April 7, 2005, as an appendix to the registrant's Definitive Proxy Statement on Schedule 14A and incorporated herein by reference)

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 18th day of August, 2005.

                                                                                    CATHAY GENERAL BANCORP

                                                                                      By:  /s/ Dunson K. Cheng

                                                                                            Dunson K. Cheng
                                                                                            Chairman of the Board, President, and
                                                                                            Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dunson K. Cheng and Heng W. Chen, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dunson K. Cheng Dunson K. Cheng	President, Chairman of the Board, Director, and Chief Executive Officer (principal executive officer)	August 18, 2005

/s/ Heng W. Chen Heng W. Chen	Executive Vice President and Chief Financial Officer/Treasurer (principal financial officer and principal accounting officer)	August 18, 2005

/s/ Peter Wu Peter Wu	Executive Vice Chairman, Chief Operating Officer, and Director	August 18, 2005

/s/ Anthony M. Tang Anthony M. Tang	Executive Vice President and Director	August 18, 2005

/s/ Kelly L. Chan Kelly L. Chan	Director	August 18, 2005

/s/ Michael M.Y. Chang Michael M.Y. Chang	Director	August 18, 2005

/s/ Thomas C.T. Chiu Thomas C.T. Chiu	Director	August 18, 2005

/s/ Nelson Chung Nelson Chung	Director	August 18, 2005

/s/ Patrick S.D. Lee Patrick S.D. Lee	Director	August 18, 2005

/s/ Ting Liu Ting Liu	Director	August 18, 2005

/s/ Joseph C.H. Poon Joseph C.H. Poon	Director	August 18, 2005

/s/ Thomas G. Tartaglia Thomas G. Tartaglia	Director	August 18, 2005

INDEX OF EXHIBITS

Number	Description
4.1	Restated Certificate of Incorporation of Bancorp that defines the rights of security holders of the Bancorp's stock (filed with the Securities and Exchange Commission on March 15, 2004, as an exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference)
4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (filed with the Securities and Exchange Commission on March 14, 2002, as an exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference)
4.3	Restated Bylaws, as amended, of the Bancorp that define the rights of security holders of the Bancorp (filed with the Securities and Exchange Commission on March 15, 2004, as exhibits to the registrant's Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference)
4.4	Rights Agreement (filed with the Securities and Exchange Commission on December 20, 2000, as an exhibit to the registrant's Registration Statement on Form 8-A and incorporated herein by reference)
5.1	Opinion of Perry P. Oei, General Counsel of the Bancorp, as to the legality of the securities being registered
23.1	Consent of Perry P. Oei (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included in signature page of the Registration Statement)
99.1	Cathay General Bancorp 2005 Incentive Plan (filed with the Securities and Exchange Commission on April 7, 2005, as an appendix to the registrant's Definitive Proxy Statement on Schedule 14A and incorporated herein by reference)